                                                                    EXHIBIT 10.1



                                                                  EXECUTION COPY




                               TICKETS.COM, INC.
                        555 ANTON BOULEVARD, 12TH FLOOR
                          COSTA MESA, CALIFORNIA 92626



                                 March 15, 2002



General Atlantic Partners 74, L.P.
c/o General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut  06830

Ladies and Gentlemen:

               This letter agreement (the "Agreement") sets forth the terms upon which General Atlantic Partners 74, L.P. (the "Purchaser") agrees to loan on the date hereof an aggregate of $1,000,000 (the "Loan") to Tickets.com, Inc., a Delaware corporation (the "Company") in consideration of a 9% Senior Promissory Note, dated the date hereof (the "Note" and, together with this Agreement, the "Transaction Documents") made by the Company in favor of the Purchaser. The Loan shall be subject to the terms and conditions set forth in the Transaction Documents.

               1. Purchase and Sale of Note. Subject to the terms and conditions set forth in the Transaction Documents, on the date hereof, the Purchaser agrees to fund the Loan to the Company and the Company agrees to issue to the Purchaser, the Note in the form attached hereto as Exhibit A.

               2. Representations and Warranties of the Company.

                      (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Note.

                      (b) The execution, delivery and performance by the Company of this Agreement and the Note and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action of the Company, (ii) do not contravene the terms of the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws of the Company, (iii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien or encumbrance under, any contractual obligation of the Company or its subsidiaries or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental or regulatory authority or stock exchange applicable to the Company or its subsidiaries and (iv) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental or regulatory authority against, or binding upon, the Company or its subsidiaries.

                      (c) This Agreement and the Note have been duly executed and delivered by the Company, and constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                      (d) The Company and its representatives used no form of general solicitation or general advertising in connection with the offer and sale of the Note. The offer, sale and issuance of the Note will require no registration of the Note pursuant to the provisions of the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

               3. Representations and Warranties of the Purchaser.

                      (a) The Purchaser has the requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Note.

                      (b) The execution, delivery and performance by such Purchaser of this Agreement and and the transactions contemplated hereby and by the Note have been duly authorized by all necessary limited partnership action of the Purchaser.

                      (c) This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               4. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

               5. Assignment. The Purchaser may at any time assign its rights and obligations under this Agreement and the Note to any of its affiliates (as defined in Rule 12b-2 promulgated under Securities Exchange Act of 1934, as amended). Neither this Agreement, the Note nor the rights, duties and obligations of the Company hereunder or thereunder may be assigned by the Company at any time, by operation of law or otherwise, without the prior written consent of the Purchaser.

               6. Expenses. The Company shall reimburse the Purchaser for all its reasonable costs and expenses, including, without limitation, all reasonable legal fees, disbursements and other charges of counsel, incurred in connection with any enforcement of this Agreement and the Note and the Purchaser's rights hereunder.

               7. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE STATE OF NEW YORK. SERVICE OF PROCESS BY THE HOLDER IN CONNECTION WITH ANY DISPUTE SHALL BE BINDING ON THE COMPANY IF SENT TO THE COMPANY BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 15 OF THE NOTE. THE COMPANY WAIVES ANY RIGHT THE COMPANY MAY HAVE TO JURY TRIAL.

               8. Counterparts. This Agreement may be executed in two counterparts and by the parties hereto in separate counterparts, both of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               Please confirm your acceptance of and agreement to the above terms by dating and signing this letter and returning one executed copy to the undersigned.

                                       Very truly yours,

                                       TICKETS.COM, INC.


                                       By: /s/ Ronald Bension
                                           -------------------------------------
                                           Name:  Ronald Bension
                                           Title:  Chief Executive Officer




ACCEPTED AND AGREED:

GENERAL ATLANTIC PARTNERS 74, L.P.

By:  General Atlantic Partners, LLC,
              its general partner



By: /s/ Matthew Nimetz
   ---------------------------------
   Name:  Matthew Nimetz
   Title: A Managing Member